Exhibit 10.34

Execution Version

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

SERIES A REDEEMABLE PREFERRED STOCK

SUBSCRIPTION AGREEMENT

This agreement (the “Agreement’) is entered into as of the Effective Date set forth on the signature page hereto by and between Bellevue Life Sciences Acquisition Corp., a Delaware corporation (the “Company”) and the subscriber identified on the signature page hereto (the “Subscriber”). Pursuant to the terms hereof, the Company hereby agrees to sell to the Subscriber and the Subscriber hereby agrees to purchase the number of shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Shares”) as set forth on the signature page hereto, for a purchase price of $90.00 per share (the “Purchase Price”), subject to the terms and conditions of this Agreement (the “Transaction”).

The Certificate of Designation that defines the rights and preferences of the Shares (the “Certificate of Designation”) is attached hereto as Exhibit A.

Section 1. Purchase of Securities.

1.1 Purchase of Shares. Company and Subscriber hereby agree that, upon the terms set forth in this Agreement, at the closing of the Transaction (the “Closing”), the Company shall issue the Shares to the Subscriber, and the Subscriber shall purchase the Shares from the Company.

1.2 In consideration for the issuance and sale of the Shares by the Company to Subscriber, upon the terms and subject to the conditions set forth in this Agreement, Subscriber shall pay to the Company the Purchase Price for the Shares in the aggregate amount set forth on the signature page hereto.

1.3 Following the Closing, the Company shall, at its option, deliver to the Subscriber a certificate registered in the Subscriber’s name representing the shares (the “Original Certificate”), or effect such delivery in book-entry form, with such restrictive legends as are described in Section 5.2 hereof.

Section 2. Closing Deliverables.

2.1 Subscriber’s Deliverables. On or prior to the Closing, Subscriber shall:

(a)	pay or cause to be paid to the Company the Purchase Price;

(b)

deliver or cause to be delivered to the Company the registration rights agreement substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), duly executed by Subscriber; and

(c)	deliver or cause to be delivered to the Company a duly executed copy of the investor questionnaire attached hereto as Exhibit C (the “Investor Questionnaire”).

2.2  Company’s Deliverables. On or prior to the Closing, the Company shall:

(a)	deliver or cause to be delivered to the Subscriber the Registration Rights Agreement, duly executed by the Company; and

(b)

deliver or cause to be delivered a certificate of an officer of the Company certifying that (i) all conditions to closing set forth in Section 6.2 have been satisfied, including certification that the filing of the Certificate of Designation has been filed with the Secretary of State of the State of Delaware and is in full force and effect.

Section 3.  Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as of the date hereof and as of the date the Closing occurs (the “Closing Date”) as follows:

3.1 No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

3.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

3.3 Organization and Authority. The Subscriber possesses all requisite power and authority, corporate or otherwise, necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Subscriber, this Agreement is a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.4 Experience, Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act (as defined below) or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Subscriber’s investment in the Shares.

3.5 Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 3 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

3.6  Unregistered Offering.

(a)

If Subscriber indicated in Part 2 of the Investor Questionnaire that it is a U.S. Person, Subscriber represents that it is an “accredited investor” as such term is defined in Rule 50l(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

(b)

If Subscriber indicated in Part 2 of the Investor Questionnaire that it is not a U.S. Person, Subscriber represents that it is not a U.S. Person (as defined below), is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person. A “U.S. Person” for purposes of this Agreement means any one of the following: (i) Any natural person resident in the United States of America; (ii) any partnership or corporation organized or incorporated under the laws of the United States of America; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States of America; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; or (viii) any partnership or corporation if (1) organized or incorporated under the laws of any foreign jurisdiction, and (2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 50l(a) under the Securities Act) who are not natural persons, estates or trusts.

3.7 Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

3.8 Restrictions on Transfer. Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Subscriber understands that the certificates or book-entries representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Shares.

3.9 No Governmental Consents. No governmental, administrative or other third-party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

Section 4.  Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, except as set forth in any Company SEC Documents (as defined below) filed or furnished by the Company, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as of the date hereof and as of the Closing Date as follows:

4.1 Corporate Existence. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”). The Company is not in default in the performance, observance or fulfillment of any provision of its organizational or constitutive documents, except where such default would not be reasonably likely to have a Material Adverse Effect. The Company is duly qualified or licensed and in good standing as a foreign corporation and is authorized to do business in each jurisdiction in which the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Material Adverse Effect.

4.2  Capitalization and Valid Issuance of Purchased Securities.

(a)

As of the date of this Agreement, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 101,000,000 shares, consisting of (i) 100,000,000 shares of common stock and (ii) 1,000,000 shares of preferred stock.

(b)

As of the date of this Agreement, all outstanding shares of Common Stock have been duly authorized and validly issued in accordance with the Company’s organizational documents and are fully paid and nonassessable.

(c)	The Shares being purchased by the Subscriber hereunder have been duly authorized by the Company and, when issued and delivered by the Company to such Subscriber against payment therefor in accordance with the terms of this Agreement and the terms of the Shares, will be validly issued, fully paid and non-assessable and will be free of preemptive rights or any liens and restrictions on transfer, other than (i) restrictions on transfer under the Certificate of Designation or this Agreement and under applicable securities laws and (ii) such liens as are created by such Subscriber and its affiliates.

4.3  Company SEC Documents.

(a)

Since the Company’s initial public offering on February 9, 2023, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) all forms, reports, schedules and statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act (all such documents, collectively, the “Company SEC Documents”). The Company SEC Documents, including, audited and unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed (except to the extent corrected by a subsequently filed Company SEC Document filed prior to the Closing Date) (i) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable.

(b)

The Company Financial Statements (including the related notes and supporting schedules) of the Company included or incorporated by reference in the Company SEC Documents comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the Company, at the dates and for the periods indicated and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except to the extent described therein.

4.4 Litigation. There is no action, suit, or proceeding pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its officers, directors, or assets, which (a) questions the validity of this Agreement or the right of the Company to enter into this Agreement or (b) individually or in the aggregate, would be reasonably likely to result in a Material Adverse Effect.

4.5 No Conflicts; Compliance with Laws. The execution, delivery and performance by the Company of this Agreement and compliance by the Company with the terms and provisions thereof, and the issuance and sale by the Company of the Shares, does not and will not, assuming the accuracy of the representations and warranties of the Subscribers contained herein and their compliance with the covenants contained herein, violate any provision of any law or permit having applicability to the Company, conflict with or result in a violation or breach of any provision of the Company’s organizational documents, require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which the Company is a party or by which the Company may be bound, except where any such conflict, violation, default, breach, termination, cancellation, failure to receive consent, approval or notice, or acceleration with respect to the foregoing provisions of this Section 4.5 would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

4.6 Authority. Enforceability. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary action on the part of the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity and except as the rights to indemnification may be limited by applicable law.

4.7 Approvals. Except for the approvals required by the SEC in connection with any registration statement filed under the Registration Rights Agreement, and for approvals that have already been obtained, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any governmental authority or any other person is required in connection with the execution, delivery or performance by the Company of this Agreement, except for (a) the filing of the Certificate of Designation in the office of the Secretary of State of Delaware or the filing with the SEC of a Current Report on Form 8-K and (b) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

4.8 Books and Records; Sarbanes-Oxley Compliance. The Company makes and keeps accurate books and records in all material respects. There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 5. Restrictions on Transfer.

5.1 Securities Law Restrictions. Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) Subscriber has received prior written consent of the Company, (b) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (c) the Company has received an opinion from counsel, reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the SEC thereunder and with all applicable state securities laws.

5.2 Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, IS AVAILABLE.”

5.3 General Solicitation. Subscriber and Company acknowledge that the offer and sale of the Shares was not made pursuant to any general solicitation or advertising within the meaning of Rule 506(b) of Regulation D under the Securities Act.

Section 6. Closing Conditions.

6.1  Conditions to the Company’s Obligations at Closing.

(a)

The representations and warranties of the Subscriber contained in Section 3 shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made on and as of such dates (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date).

(b)

Subscriber shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Subscriber in all respects on or before the Closing.

(c)

All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing Date.

(d)	Subscriber shall have performed all actions, and delivered all documents to the Company, that are required to be performed, or delivered to the Company, pursuant to Section 2.1 of this Agreement.

6.2  Conditions to the Subscriber’s Obligations at Closing.

(a)

The representations and warranties of the Company contained in Section 4 shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made on and as of such dates (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date).

(b)

The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company in all respects on or before the Closing.

(c)

The registration statement on Form S-4 (the “Registration Statement”) that the Company has filed with the SEC to, among other things, register the Company common stock to be issued pursuant to, and in accordance with, the Business Combination Agreement by and among the Company, OSR Holdings Co., Ltd. (“OSR”), and OSR’s shareholders (the “BCA”), shall have been declared effective under the Securities Act. No Stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated by the SEC and not withdrawn.

(d)

All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing Date.

(e)

The Company shall have delivered or caused to be delivered to the Subscriber, at the Closing, a certificate of an officer of the Company, certifying that (i) the conditions specified in Sections 6.2(a) and 6.2(b) have been fulfilled; and (ii) all conditions to closing set forth in this Section 6.2 have been satisfied, including certification that the filing of the Certificate of Designation has been filed with the Secretary of State of the State of Delaware and is in full force and effect.

6.3 Simultaneous Closing with the Business Combination. Notwithstanding anything contained in this Agreement, the Closing shall not occur unless the closing of the Business Combination (as defined in the BCA) shall have occurred simultaneously with the Closing.

Section 7. Other Agreements.

7.1 Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

7.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and sent by electronic mail, to the electronic mail address set forth on the signature page hereto or such other electronic mail address as may be designated in writing by such party with specific reference to this provision. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery.

7.3 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

7.4 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

7.5 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given and shall not constitute a continuing waiver or consent.

7.6 Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

7.7 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law rule or principle that would result in the application of any laws other than the laws of the State of Delaware. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of any such legal action or proceeding is vested exclusively in the U.S. federal courts, the U.S. District Court for the District of Delaware. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.9 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

7.10 No Waiver of Rights. Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.11 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof for a period of one year after the Closing Date.

7.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

7.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.14 Counterparts. This Agreement may be executed and delivered electronically and in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered electronically, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.15 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Section 8. Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Subscriber have caused this Agreement to be executed as of the Effective Date set forth below by their respective officers thereunto duly authorized.

Effective Date: 10/4/2024

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

/s/ Kuk Hyoun Hwang

Email:

TOONON PARTNERS CO., LTD.

/s/ Jong Woo James Kim

Address: 2F, 42, Beobwon-ro 4-gil, Secho-gu, Seoul 06596 Republic of Korea

Email: [***]

Purchase Price: USD 20,000,000

Number of Shares: 222,222

Subscriber is a (check one of the following):

U.S. Person ☐

Non-U.S. Person ☒

[Signature Page to Subscription Agreement]

EXHIBIT A

CERTIFICATE OF DESIGNATION

EXHIBIT A

CERTIFICATE OF DESIGNATION

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

(Par Value $0.0001 Per Share)

Bellevue Life Sciences Acquisition Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time in accordance with its terms and the General Corporation Law, the “Certificate of Incorporation”), which authorizes the Board of Directors to issue shares of the preferred stock of the Corporation (the “Preferred Stock”), in one or more series of Preferred Stock and to fix for each such series such voting rights, full or limited, and such designations, powers, preferences and relative, participating, optional, or other special rights and such qualifications, limitations or restrictions thereof, and in accordance with the provisions of Section 151 of the General Corporation Law, the Board of Directors duly adopted on [•], 2024 the following resolution:

RESOLVED, that the rights, powers and preferences, and the qualifications, limitations and restrictions, of the Series A Preferred Stock as set forth in this Certificate of Designations are hereby approved and adopted by the Board of Directors and Series A Preferred Stock is hereby authorized out of the Corporation’s authorized preferred stock, par value $0.0001 per share; and the form, terms and provisions of this Certificate of Designations are hereby approved, adopted, ratified and confirmed in all respects as follows:

1.	General.

(a)

The shares of such series shall be designated the Series A Redeemable Convertible Preferred Stock (hereinafter referred to as the “Series A Preferred Stock”). The “Series A Original Issue Price” means $90.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The date of issuance of each share of Series A Preferred Stock is referred to herein as the “Issuance Date” and the date of the first issuance of Series A Preferred Stock by the Corporation is called the “Original Issue Date.” The shares of Series A Preferred Stock are being originally issued in connection with the closing of the business combination (the “Business Combination”).

(b)

The authorized number of shares of Series A Preferred Stock shall initially be one million (1,000,000), which number may from time to time be increased or decreased by resolution of the Board of Directors as permitted by the General Corporation Law.

(c)

For purposes of this Certificate of Designations, “Capital Stock” means any and all shares, interests, participations or other equivalents however designated of corporate stock of the Corporation. The Series A Preferred Stock shall, with respect to dividend rights and rights upon a liquidation, winding-up or dissolution of the Corporation, rank:

(i)

senior to the Common Stock, par value $0.0001 per share, of the Corporation (“Common Stock”), and any other class or series of Capital Stock of the Corporation, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Junior Stock”);

(ii)

on a parity with any other class or series of Capital Stock of the Corporation, the terms of which provide that such class or series ranks on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Corporation (such Capital Stock, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Parity Stock”); and

(iii)

junior to any class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock with respect to dividend rights or rights upon a liquidation, winding-up or dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Senior Stock”).

(d)	For purposes of this Certificate of Designations, the following terms have meanings set forth in the Section indicated:

Term	Section
Applicable Rate	Section 2
Accruing Dividends	Section 2
Board of Directors	Preamble
Business Day	Section 4(b)
Business Combination	Section 1(a)
Capital Stock	Section 1(c)
Certificate of Incorporation	Preamble
Change of Control	Section 7(e)
Common Stock	Section 1(c)(i)
Conversion Notice	Section 7(a)
Conversion Price	Section 7(a)
Conversion Ratio	Section 7(a)
Corporation	Preamble
Corporation Event	Section 7(e)
Corporation Redemption Notice	Section 8(a)
General Corporation Law	Preamble
Holder	Section 3(a)
Holder Redemption Notice	Section 8(b)
Issuance Date	Section 1(a)
Junior Stock	Section 1(c)(i)
Liquidation	Section 3(a)
Liquidation Distribution	Section 3(a)
Liquidation Preference	Section 3(a)
Nasdaq Issuance Limitation	Section 9(a)
Optional Holder Conversion	Section 7(a)
Original Issue Date	Section 1(a)
Parity Stock	Section 1(c)(ii)
Permitted Holder	Section 7(e)
Person	Section 7(e)
Preferred Stock	Preamble
Redemption Price	Section 8(a)
Schedule 14C Action	Section 9(c)
SEC	Section 9(c)
Senior Stock	Section 1(c)(iii)
Series A Dividend Rate	Section 2
Series A Original Issue Price	Section 1(a)
Series A Preferred Stock	Section 1(a)
Stockholder Approval	Section 9(b)

2.	Dividends.

From and after the date of the issuance of each share of Series A Preferred Stock, dividends at the Applicable Rate per annum per share (the “Series A Dividend Rate”) shall accrue on such share of Series A Preferred Stock (the “Accruing Dividends”). For purposes hereof, the “Applicable Rate” means 5.0% of the Series A Original Issue Price (or such higher rate as provided in Section 8(a)). The Accruing Dividends shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. Accruing Dividends shall accrue from day to day, whether or not declared, on each share of Series A Preferred Stock from the date of issuance thereof by the Corporation; provided, however, that except as set forth in the following sentence of this Section 2, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors or as otherwise specifically provided herein. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of Capital Stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the Holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price; provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 2 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend.

3.	Liquidation.

(a)

Prior to conversion pursuant to Section 7, in the event of a liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series A Preferred Stock (each, a “Holder”) shall be entitled to receive, in respect of any shares of Series A Preferred Stock held by them, out of assets of the Corporation available for distribution to stockholders of the Corporation or their assignees, and subject to the rights of any outstanding shares of Senior Stock and before any amount shall be distributed to the holders of Junior Stock, a liquidating distribution (the “Liquidation Distribution”) in an amount equal to the greater of (i) the then-applicable Liquidation Preference, and (ii) the amount such Holder would have been entitled to receive had such Holder converted its shares of Series A Preferred Stock into shares of Common Stock at the then-applicable Conversion Ratio immediately prior to such Liquidation. The “Liquidation Preference” shall equal the Series A Original Issue Price plus all unpaid Accruing Dividends. If, upon a Liquidation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then outstanding shares of Series A Preferred Stock and the holders of any shares of Parity Stock ranking on a parity with the Series A Preferred Stock with respect to any distribution of assets upon Liquidation are insufficient to pay in full the amount of all such Liquidation Preference payable with respect to the Series A Preferred Stock and any such Parity Stock, then the holders of Series A Preferred Stock and such Parity Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

(b)

The Corporation shall provide the Holders appearing on the stock books of the Corporation as of the date of such notice at the address of said Holder shown therein with written notice of (i) any voluntary Liquidation promptly after such Liquidation has been approved by the Board of Directors and at least five (5) days prior to the effective date of such Liquidation and (ii) any involuntary Liquidation promptly upon the Corporation becoming aware of any instituted proceeding in respect thereof. Such notice shall state a distribution or payment date, the amount of the Liquidation Preference and the place where the Liquidation Preference shall be distributable or payable.

(c)

After the payment in cash or proceeds to the Holders of the full amount of the Liquidation Distribution with respect to outstanding shares of Series A Preferred Stock, the Holders shall have no right or claim, based on their ownership of shares of Series A Preferred Stock, to the remaining assets of the Corporation, if any. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in the good faith reasonable discretion of the Board of Directors or liquidating trustee, as the case may be.

4.	Voting.

(a)

General. Except as otherwise required by the General Corporation Law, other applicable law, the Certificate of Incorporation, or this Certificate of Designations, Holders shall not be entitled to any vote on matters submitted to the Corporation’s stockholders for approval. In any case in which the Holders shall be entitled to vote pursuant to the General Corporation Law, other applicable law, the Certificate of Incorporation, or this Certificate of Designations, each Holder entitled to vote with respect to such matter shall be entitled to one vote per share of Series A Preferred Stock.

(b)

Protective Provisions. In addition to any vote required by the General Corporation Law, other applicable law, the Certificate of Incorporation, or this Certificate of Designations, for so long as any of the shares of Series A Preferred Stock shall remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, take any of the following actions, including whether by merger, consolidation or otherwise, without (in addition to any other vote required by the General Corporation Law, other applicable law, the Certificate of Incorporation, or this Certificate of Designations), the written consent or affirmative vote of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class to:

(i)

authorize, create, or increase the authorized amount of, or issue any class or series of Senior Stock, or reclassify or amend the provisions of any existing class of securities of the Corporation into shares of Senior Stock;

(ii)

authorize, create or issue any stock or debt instrument or other obligation that is convertible or exchangeable into shares of its Senior Stock (or that is accompanied by options or warrants to purchase such Senior Stock);

(iii)

amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designations, in either case, in a manner that materially adversely affects the special rights, preferences, privileges or voting powers of the Series A Preferred Stock;

(iv)	declare or pay any dividends or other distributions in cash or property with respect to its Common Stock or other Junior Stock;

(v)

redeem, repurchase or acquire shares of its Common Stock or other Junior Stock (other than with respect to customary repurchase rights or tax withholding arrangements with respect to equity awards or benefit plans); or

(vi)

redeem, repurchase, recapitalize or acquire shares of its Parity Stock other than (A) pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Parity Stock, (B) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (C) the exchange or conversion of Parity Stock for or into other Parity Stock or Junior Stock or (D) the purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the security being converted or exchanged.

If the Corporation shall propose to take any action enumerated above in clauses (i) through (vi) of this Section 4(b) then, and in each such case, the Corporation shall give notice of such proposed action to each Holder of record appearing on the stock books of the Corporation as of the date of such notice at the address of said Holder shown therein. Such notice shall specify, inter alia (x) the proposed effective date of such action; (y) the date on which a record is to be taken for the purposes of such action, if applicable; and (z) the other material terms of such action. Such notice shall be given at least two (2) Business Days prior to the applicable date or effective date specified above. For the purposes of this Certificate of Designations, “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close. If at any time the Corporation shall cancel any of the proposed actions for which notice has been given under this Section 4(b) prior to the consummation thereof, the Corporation shall give prompt notice of such cancellation to each holder of record of the shares of Series A Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said Holder shown therein. For the avoidance of doubt, if a holder of record of shares of Series A Preferred Stock does not respond to the aforementioned notice, such non-response shall in no way be deemed to constitute the written consent or affirmative vote of such Holder regarding any of the aforementioned actions in this Section 4(b) or described within such notice.

5.	Reservation of Common Stock.

At any time that any Series A Preferred Stock is outstanding, the Corporation shall from time to time take all lawful action within its control to cause the authorized Capital Stock of the Corporation to include a number of authorized but unissued shares of Common Stock equal to the Conversion Ratio multiplied by the number of shares of outstanding Series A Preferred Stock.

6.	Uncertificated Shares.

The shares of Series A Preferred Stock shall be in uncertificated, book-entry form as permitted by the Amended and Restated Bylaws of the Corporation (the “Bylaws”) and the General Corporation Law.

Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof any written notice as required by the General Corporation Law.

7.	Conversion.

(a)

Each Holder shall have the option from time to time, exercisable by delivery of written notice to the Corporation substantially in the form attached hereto as Annex A-1 (the “Conversion Notice”), to the extent permitted by applicable law, to convert all or a portion of such Holder’s shares of Series A Preferred Stock into Common Stock at the Conversion Ratio (an “Optional Holder Conversion”). The “Conversion Ratio” means, for each share of Series A Preferred Stock, the quotient of (i) the Liquidation Preference as of the date of the conversion and (ii) the then applicable Conversion Price. The “Conversion Price” shall initially be $9.00, which shall be adjusted from time to time as set forth herein.

(b)

In the event a Holder has elected an Optional Holder Conversion pursuant to Section 7(a) above, for each share of Series A Preferred Stock covered by the applicable Conversion Notice the Corporation shall deliver, no later than two (2) Business Days following the conversion date, a number of shares of Common Stock equal to the Conversion Ratio.

(c)

Any Common Stock delivered as a result of conversion pursuant to this Section 7 shall be validly issued, fully paid and non-assessable, free and clear of any preemptive right, liens, claims, rights or encumbrances other than those arising under the General Corporation Law, the Bylaws or transfer restrictions under the Securities Act and state securities laws. Immediately following the settlement of any conversion, if any, the rights of the holders of converted Series A Preferred Stock shall cease and the Persons entitled to receive shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be treated for all purposes as having become the owners of such shares of Common Stock. Concurrently with such conversion, the converted shares of Series A Preferred Stock shall cease to be outstanding, shall be canceled and the shares of Series A Preferred Stock formerly designated pursuant to this Certificate of Designations shall be restored to authorized but unissued shares of Preferred Stock.

(d)

If, after the Issuance Date, the Corporation (i) makes a distribution on its Common Stock in securities (including Common Stock) or other property or assets, (ii) subdivides or splits its outstanding Common Stock into a greater number of shares of Common Stock, (iii) combines or reclassifies its Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of its Common Stock any securities (including any reclassification in connection with a merger, consolidation or business combination in which the Corporation is the surviving Person or another constituent corporation is issuing equity securities in exchange for Common Stock), then the Conversion Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock (or shares of any securities into which such shares of Common Stock would have been combined, consolidated, merged, reclassified or exchanged pursuant to clauses (ii) and (iii) above) that such holder would have been entitled to receive if the Series A Preferred Stock had been converted into Common Stock immediately prior to such record date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Corporation is the surviving Person or another constituent corporation is issuing equity securities in exchange for Common Stock, the Corporation shall provide effective provisions to ensure that the provisions in this Certificate of Designations relating to the Series A Preferred Stock shall not be abridged or amended and that the Series A Preferred Stock shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction or event either in the Corporation if the surviving corporation or in the constituent corporation. An adjustment made pursuant to this Section 7(d) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Corporation is the surviving Person or a constituent corporation) or split. Such adjustment shall be made successively whenever any event described above shall occur.

(e)

At least fifteen (15) days prior to the consummation of any recapitalization, reorganization, consolidation, Change of Control, spin-off or other business combination (not otherwise addressed in Section 7(d) above) (a “Corporation Event”), the Corporation shall notify each Holder of such event (such notice to set forth in reasonable detail the material terms and conditions of such Corporation Event and the securities, cash or other assets, if any, which a holder of Series A Preferred Stock and Common Stock (each on a per share basis) would receive upon the consummation of such event, to the extent known by the Corporation at the time); provided that the Corporation shall not be obligated to provide any holder with information that is otherwise not publicly available. A “Change of Control” means (1) the consummation of any transaction by the Corporation the result of which is that any Person or “group” (as defined in the Securities Exchange Act of 1934, as amended), other than any Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting stock of the Corporation, measured by voting power rather than number of shares, units or the like; provided that a transaction in which the Corporation becomes a subsidiary of another Person shall not constitute a Change of Control if, immediately following such transaction, the Persons who were beneficial owners of the voting stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, fifty percent (50%) or more of the total voting power of the voting stock of such other Person of whom the Corporation has become a subsidiary or (2) the sale of all or substantially all of the Corporation’s assets. For purposes of clarity, the Business Combination shall not constitute a Change of Control. “Permitted Holder” means any holder of shares of Capital Stock of the Corporation as of the Original Issue Date and its affiliates. “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

(f)

Upon any adjustment to the Conversion Price pursuant to this Section 7, the Corporation promptly shall deliver to each Holder a certificate signed by an appropriate officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(g)

The Corporation shall pay any and all issue, documentary, stamp and other taxes, excluding any income, franchise, property or similar taxes, that may be payable in respect of any issue or delivery of Common Stock on conversion of Series A Preferred Stock pursuant hereto. However, the holder of any Series A Preferred Stock shall pay any tax that is due because Common Stock issuable upon conversion thereof are issued in a name other than such holder’s name.

(h)

No fractional shares of Common Stock shall be issued upon the conversion of any Series A Preferred Stock. All Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional stock. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall not issue a fractional share of Common Stock but shall round the fractional share of Common Stock to the nearest whole share of Common Stock (and a 0.5 of a share of Common Stock shall be rounded up to the next higher share of Common Stock).

(i)

The Corporation agrees that it will act in good faith to make any adjustment(s) required by this Section 7 equitably and in such a manner as to afford the Holders the benefits of the provisions hereof, and will not intentionally take any action to deprive such Holders of the express benefit hereof.

(j)	Any conversion made pursuant to this Section 7 is subject to compliance with all applicable laws, rules and regulations, including any relevant stock exchange rules.

8.	Redemption.

(a)

Corporation Initiated Redemption. Beginning on the one year anniversary of the Original Issue Date, the Corporation has the option in its sole discretion, from time to time other than in connection with a Liquidation and to the extent permitted by applicable law, to redeem all or a portion of the then outstanding shares of Series A Preferred Stock, for an amount per share of Series A Preferred Stock equal to the Redemption Price, subject to a holder’s right to elect conversion set forth below. The “Redemption Price” means the Liquidation Preference; provided, that, for purposes of calculating the Accruing Dividends in the event of a redemption pursuant to this Section 8(a), the Applicable Rate shall be 7.0% of the Series A Original Issue Price. The Corporation may exercise its redemption option under this Section 8(a) by delivery of written notice to the Holders in the form attached as Annex B-1 (the “Corporation Redemption Notice”), provided, however, that, to the extent permitted pursuant to Section 7(a), the Holders shall have five (5) Business Days from the date of receipt of any such Corporation Redemption Notice to, in lieu of being paid the cash Redemption Price, elect to convert the shares of Series A Preferred Stock subject to such Corporation Redemption Notice in accordance with Section 7(a). Such redemption shall be completed on a date specified in the Corporation Redemption Notice, which shall be not less than ten (10) and not more than twenty (20) Business Days following the date of the Corporation Redemption Notice. If the Corporation redeems only a portion of the then outstanding shares of Series A Preferred Stock, the shares of Series A Preferred Stock subject to such redemption shall be allocated pro rata among the outstanding shares of Series A Preferred Stock.

(b)

Holder Initiated Redemption. Beginning on the three-year anniversary of the Original Issue Date, any Holder may demand that the Corporation redeem all or a portion of such Holder’s Series A Preferred Stock for an amount per share of Series A Preferred Stock equal to the Redemption Price. Any such Holder may exercise its redemption option under this Section 8(b) by delivery of written notice to the Corporation in the form attached as Annex B-2 (the “Holder Redemption Notice”). Such redemption shall be completed on a date specified in the Holder Redemption Notice, which shall be not less than ten (10) and not more than twenty (20) Business Days following the date of the Holder Redemption Notice. If the Corporation redeems only a portion of the then outstanding shares of Series A Preferred Stock, the shares of Series A Preferred Stock subject to such redemption shall be allocated pro rata among the outstanding shares of Series A Preferred Stock.

9.	Nasdaq Capital Market Issuance Limitation.

(a)

No Holder will be entitled to receive converted shares of Common Stock or other shares of Common Stock issuable upon redemption, dividend payments, or as otherwise provided in this Certificate of Designations to the extent such issuance would result in a violation of the rules of the Nasdaq Capital Market or rules of the national securities exchange upon which the Common Stock is then listed (the “Nasdaq Issuance Limitation”), unless either (i) the Corporation obtains the Stockholder Approval and the Schedule 14C Action has been completed, or (ii) the Corporation determines upon advice of counsel that Stockholder Approval and the Schedule 14C Action are not required to effect the conversion, in each such case, the Nasdaq Issuance Limitation will no longer apply.

(b)

“Stockholder Approval” means stockholder approval of the proposal to issue Common Stock upon conversion of the Series A Preferred Stock for purposes of complying with the applicable rules of the Nasdaq Capital Market or the national securities exchange upon which the Common Stock is then listed.

(c)

“Schedule 14C Action” means, collectively, (i) the filing of an Information Statement on Schedule 14C relating to the issuance of converted shares of Common Stock or other shares of Common Stock issuable upon redemption, dividend payments, or as otherwise provided in this Certificate of Designations with the United States Securities and Exchange Commission (the “SEC”) and the receipt from the SEC of notice that it has no comments thereon, (ii) the mailing of such Information Statement to the Corporation’s shareholders and (iii) the expiration of the twenty (20) calendar day waiting period under Rule 14c-2(b).

10.	Additional Procedures.

(a)

In connection with any conversion pursuant to Section 7 or redemption in accordance with Section 8, the Holder must deliver transfer instruments reasonably satisfactory to the Corporation, at the principal office of the Corporation (or such other place mutually acceptable to the Holder and the Corporation) together with written notice that such Holder elects to convert all or such lesser number of shares as specified therein.

(b)

Transfers of Series A Preferred Stock held in uncertificated, book-entry form shall be made only upon the transfer books of the Corporation kept at an office of the Corporation upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Corporation may refuse any requested transfer until furnished evidence reasonably satisfactory to it that such transfer is made in accordance with the terms of this Certificate of Designations.

11.	No Other Rights.

The shares of Series A Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Certificate of Incorporation, or as may be provided by law.

12.	Other Provisions.

(a)	The shares of Series A Preferred Stock shall not be subject to the operation of any retirement or sinking fund.

(b)

In case any one or more of the provisions contained in this Certificate of Designations shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, the Corporation shall use its reasonable best efforts to add as a part of this Certificate of Designations a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be legal, valid and enforceable, unless the requisite parties separately agree to a replacement provision that is valid, legal and enforceable.

(c)

Any payments, issuances or distributions required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in accordance with the payment instructions as such Holders may deliver by written notice to the Corporation from time to time.

(d)

Unless otherwise agreed to by the Corporation and the applicable Holder, any certificate representing the Series A Preferred Stock (and the Common Stock issuable upon conversion thereof) will bear a restrictive legend substantially in the form set forth below, which is hereby incorporated in and expressly made a part of this Certificate of Designations, and will be subject to the restrictions set forth therein. In addition, any such certificate may have notations, additional legends or endorsements required by law, stock exchange rules, and agreements to which the Corporation and all of the Holders of Series A Preferred Stock in their capacity as Holders are subject, if any.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 202 OF THE DELAWARE GENERAL CORPORATION LAW (THE “CERTIFICATE OF DESIGNATIONS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS. A COPY OF THE CERTIFICATE OF DESIGNATIONS WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER UPON REQUEST.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, Bellevue Life Sciences Acquisition Corp. has caused this Certificate of Designations to be duly executed this [•] day of [•], 2024.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:
Name:	Kuk Hyoun Hwang
Title:	Chief Executive Officer

[Signature Page to Certificate of Designations of Series A Preferred Stock]

Annex A-1

Conversion Notice

The undersigned holder of Series A Preferred Stock hereby irrevocably elects to convert the number of shares of Series A Preferred Stock indicated below pursuant to Section 7(a) of the Certificate of Designations into shares of Common Stock at the Conversion Ratio. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designations of Series A Redeemable Convertible Preferred Stock, filed by Bellevue Life Sciences Acquisition Corp. on [•], 2024 (the “Certificate of Designations”).

Conversion Calculations:

Number of shares of Series A Preferred Stock owned prior to conversion: [_____]

Number of shares of Series A Preferred Stock to be converted: [_____]

Number of shares of Common Stock to be issued: [_____]

[HOLDER]

By:

Name:

Title:

Date:

Annex B-1

Corporation Redemption Notice

Bellevue Life Sciences Acquisition Corp., a Delaware corporation, hereby irrevocably elects to redeem the number of shares of Series A Preferred Stock held by you indicated below on the date set forth below. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designations of Series A Redeemable Convertible Preferred Stock, filed by Bellevue Life Sciences Acquisition Corp. on [•], 2024.

Holder: [_____]

Date of redemption: [_____]

Redemption Calculations:

Number of Shares of Series A Preferred Stock owned by you prior to redemption: [_____]

Number of Shares of Series A Preferred Stock owned by you to be redeemed: [_____]

Redemption Price: [___]

Elect a Single Form of Payment of Redemption Price:

___ Cash (Cash payment to be made to you: [_____])

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:

Name:

Title:

Date:

Annex B-2

Holder Redemption Notice

The undersigned Holder hereby demands Bellevue Life Sciences Acquisition Corp., a Delaware corporation, redeem the number of shares of Series A Preferred Stock indicated below on the date set forth below. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designations of Series A Redeemable Convertible Preferred Stock, filed by Bellevue Life Sciences Acquisition Corp. on [•], 2024.

Holder: [_____]

Date of redemption: [_____]

Redemption Calculations:

Number of Shares of Series A Preferred Stock owned by you prior to redemption: [_____]

Number of Shares of Series A Preferred Stock owned by you to be redeemed: [_____]

Redemption Price: [___]

Elect a Single Form of Payment of Redemption Price:

___ Cash (Cash payment to be made to you: [_____])

[HOLDER]

By:

Name:

Title:

Date:

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

Final Form

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2024, is made and entered into by and among Bellevue Life Sciences Acquisition Corp., a Delaware corporation (the “Company”) and the undersigned purchasers of the Company’s Series A Preferred Stock (each a “Subscriber” and together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, being referred to herein as a “Holder” and collectively as the “Holders”).

RECITALS

WHEREAS, the Company and each Subscriber have entered into that certain Securities Subscription Agreement (the “Subscription Agreement”), pursuant to which upon closing of the Subscription Agreement each Subscriber shall purchase from Company shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) (the “Transaction”); and

WHEREAS, in order to induce each Subscriber to enter into a Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended from time to time (the “Securities Act”), with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued to the Holders.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

(a) “Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

(b) “Agreement” has the meaning given in the Preamble.

(c) “Subscription Agreement” has the meaning given in the Recitals hereto.

(d) “Board” means the Board of Directors of the Company.

(e) “Commission” means the U.S. Securities and Exchange Commission.

(f) “Company” has the meaning given in the Preamble.

(g) “Common Stock” means the shares of Common Stock of the Company.

(h) “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued to the Holders.

(i) “Demand Registration” has the meaning given in Section 2.1(a).

(j) “Demanding Holder” has the meaning given in Section 2.1(a).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

(l) “Form S-3” has the meaning given in Section 2.3.

(m) “Holders” has the meaning given in the Preamble.

(n) “Maximum Number of Securities” means the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering.

(o) “Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

(p) “Permitted Transferees” means any person or entity that controls directly or indirectly a Holder.

(q) “Piggyback Registration” has the meaning given in Section 2.2(a).

(r) “Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

(s) “Registrable Security” means (i) the Conversion Shares and (ii) any other equity security of the Company issued or issuable with respect to, or in exchange for, the Conversion Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (e) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

(t) “Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

(u) “Registration Expenses” means the out-of-pocket expenses of a Registration, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Conversion Shares are then listed; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; and (iv) reasonable fees and disbursements of counsel for the Company.

(v) “Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

(w) “Requesting Holder” has the meaning given in Section 2.1(a).

(x) “Securities Act” has the meaning given in the Recitals hereto.

(y) “Series A Preferred Stock” has the meaning given in the Recitals hereto.

(z) “Transaction” has the meaning given in the Recitals hereto.

(aa) “Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

(bb) “Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE 2

REGISTRATIONS

2.1 Demand Registration.

(a) Request for Registration. Subject to the provisions of Section 2.1(d) and Section 2.4 hereof, at any time and from time to time on or after the date the Company closed the Transaction, each Holder (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand, a “Demand Registration”). The Company shall, within five (5) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall, subject to Section 3.4 hereof, effect within fifteen (15) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this Section 2.1(a) with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1, Form S-3 or any other form of registration statement that may be available at such time has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Registration have been sold, in accordance with Section 3.1 of this Agreement.

(b) Effective Registration. Notwithstanding the provisions of Section 2.1(a) above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (a) such stop order or injunction is removed, rescinded or otherwise terminated, and (b) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; and provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

(c) Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Registration:

(i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such person has requested be included in such Registration, regardless of the number of shares held by each such person) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

(d) Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under Section 2.1(a) shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration.

2.2 Piggyback Registration.

(a) Piggyback Rights. If, at any time on or after the date the Company consummates the Transaction, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (a) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (b) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2(a) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2(a) hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a) hereof, pro rata based on the number of Registrable Securities that each Holder has requested be included in such Piggyback Registration and the aggregate number of Registrable Securities that the Holders have requested be included in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(ii) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a), pro rata based on the number of Registrable Securities that each Holder has requested be included in such Piggyback Registration and the aggregate number of Registrable Securities that the Holders have requested be included in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the number of shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the number of shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

(c) Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

(d) Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3. Any Holder of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or any similar short form registration statement that may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering. Within five (5) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form S-3, the Company shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than twelve (12) days after the Company’s initial receipt of such written request for a Registration on Form S-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this Section 2.3 if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at an aggregate price to the public of less than $5.0 million.

2.4 Restrictions on Registration Rights. If (i) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 2.1(a) and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective, or (ii) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

ARTICLE 3

COMPANY PROCEDURES

3.1 General Procedures. If at any time the Company is required to effect the Registration of Registrable Securities pursuant to Section 2.1 or Section 2.2, the Company shall use commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

(a) prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d) prior to any public offering of Registrable Securities, use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f) provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof; and

(i) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company; provided, however, and for the avoidance of doubt, the Company and each Holder shall be responsible for the expenses of their advisors, including their legal counsel. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are not yet audited or otherwise unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.3.

3.4 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Series A Preferred Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE 4

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c) Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

(e) If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1(a), 4.1(b) and 4.1(c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1(e) from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 10900 NE 4th Street, Suite 2300, Bellevue, WA 98004, Attention: Kuk Hyoun Hwang and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third-Party Beneficiaries.

(a) This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

(b) No Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

(c) This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

(d) This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.

(e) No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed and delivered electronically and in counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN DELAWARE.

5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Term. This Agreement shall terminate upon the earlier of (i) the fifth anniversary of the date of this Agreement or (ii) the date as of which (a) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (b) the Holders of all Registrable Securities are permitted to sell the Registrable Securities without registration pursuant to Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Article 4 hereof shall survive any termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

BELLEVUE LIFE SCIENCES ACQUISITION CORP., a Delaware corporation

By:
Name:
Title:

SUBSCRIBER:

[•]
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]